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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 23, 2007

                           Gateway Energy Corporation
             (Exact name of registrant as specified in its charter)

             Delaware                0-6404                      44-0651207
 ------------------------------    ----------                 -----------------
(State or other jurisdiction of   (Commission                (I.R.S. Employer
          incorporation)          File Number)               Identification No.)

                         500 Dallas Street, Suite 2615,
                                 Houston, Texas                     77002
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                     (Address of principal executive office)     (Zip Code)

                                 (713) 336-0844
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              (Registrant's telephone number, including area code)

                                 Not Applicable
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a
Provision of the Code of Ethics.

         On May 23, 2007, two of our directors, Chauncey Gundlefinger and John Raasch, withheld their votes at the annual meeting of stockholders for the election of two of the nominees, Steven W. Cattron and Robert Panico, for election to the Board of Directors. Their withholding of votes coincided with an effort instigated by John Buterin, a minority stockholder of the Company, to encourage stockholders of the Company to withhold their votes for Messrs. Cattron and Panico. Without the knowledge of the Company, Mr. Buterin mailed letters to holders of a large number the Company's shares requesting stockholders to withhold votes for these two nominees.

         Mr. Buterin is a long-time stockholder of the Company who, together with family members, engaged in various business transactions with the Company and former management in the past. He has repeatedly asserted, primarily by lengthy and confusing letters to the Company and its directors, alleged claims that appear to be in excess of $612,000 against the Company regarding a series of transactions that he and individuals, including former members of management, entered into with security holders of the Company around 1997. These transactions were entered into for the purpose of providing personal profit to Mr. Buterin and the other individuals. The Company's independent Audit Committee undertook an extensive investigation of the assertions, utilizing its legal and financial advisors, and determined that the Company had no legal liability with respect to the transactions. At that time, the Board of Directors, including Messrs. Gundlefinger and Raasch, unanimously agreed with this conclusion and determined not to proceed with any settlement negotiations with Mr. Buterin. In addition, after consultation with the Company's independent auditor, it was determined that no accrual or disclosure of a contingent liability should be made with respect to this matter.

         Messrs. Gundlefinger and Raasch have close personal relationships with Mr. Buterin, and the Company believes that Mr. Gundlefinger's nomination and election to the Board was encouraged by Mr. Buterin. Mr. Gundlefinger acknowledged in the Board meeting held on May 23, 2007, that a reason for his decision to withhold his vote for Messrs. Cattron and Panico was his desire to "right a wrong" in connection with Mr. Buterin's claims.

         Mr. Raasch is the Chairman of the Company's Nominating Committee and Messrs. Gundlefinger and Raasch constitute a majority of the members of the Nominating Committee. The Nominating Committee unanimously recommended to the Board the nomination of Messrs. Cattron and Panico, and voted with the Board to nominate them and recommend to the Company's stockholders that they vote for all nominees.

         The Company and the Board of Directors only became aware of the participation by Messrs. Gundlefinger and Raasch in Mr. Buterin's efforts when the Company received their proxies prior to the meeting. Therefore, the Company was unable to disclose this change of position to the stockholders prior to the annual meeting of stockholders and the Board could not consider the effect of a change of position by a majority of the Nominating Committee. Notwithstanding Mr. Buterin's efforts, Messrs. Cattron and Panico were re-elected to the Board of Directors, together with all other nominees.

         In addition, on May 23, 2007, it came to the attention of the Board of Directors of the Company that Mr. Raasch has failed to file with the Securities and Exchange Commission a Schedule 13D, which is required due to his accumulation of beneficial ownership in excess of 5% of the outstanding common stock of the Company.

         At a meeting of the Board of Directors held on May 23, 2007, these issues were discussed with Messrs. Gundlefinger and Raasch and it was determined by the Board that they had violated the Company's Code of Ethics for the following actions:

                  (1) the failure by Messrs. Raasch and Gundlefinger to candidly update the Board about their intentions to vote against nominees that they had previously recommended for nomination and election by the stockholders, and

                  (2) the failure of Mr. Raasch to comply with Rule 13d-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         The Board admonished Messrs. Gundlefinger and Raasch to provide candid disclosure of their views and positions in the future and unanimously determined to take no further action with respect to this violation of the Code of Ethics. The Board also determined to waive the Code of Ethics violation to the extent necessary to permit Mr. Raasch to file his Schedule 13D within 10 days after the Board meeting held on May 23, 2007.

         The Company believes that the actions of Messrs. Buterin, Gundlefinger and Raasch cause them to be deemed a group as contemplated by Rule 13d-5 promulgated under the Exchange Act.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Gateway Energy Corporation


                                            By:  /s/  Robert Panico
                                               --------------------------------
                                                      Robert Panico
                                                      President and
                                                      Chief Executive Officer

Date:  May 29, 2007